UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Gordon M. Bava, Esq. Manatt, Phelps & Phillips, LLP 11355 W. Olympic Blvd. Los Angeles, CA 90064 (310) 312-4205	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Superior Industries International, Inc., a California corporation (“Superior” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) related to its solicitation of proxies from its shareholders in connection with its 2014 Annual Meeting of Shareholders and at any and all adjournments, postponements or reschedulings thereof (the “2014 Annual Meeting”). In connection with its 2014 Annual Meeting, Superior filed a definitive proxy statement and a definitive form of WHITE proxy card with the SEC on July 7, 2014.

Letter to Shareholders Dated July 21, 2014

Attached hereto is a letter dated July 21, 2014 that Superior is mailing to shareholders in which Superior comments on the proxy contest by GAMCO Asset Management, Inc. (“GAMCO”) with respect to the 2014 Annual Meeting. As previously announced, GAMCO is pursuing a proxy contest to elect three nominees to the Superior Board of Directors at the 2014 Annual Meeting to be held at the Airtel Plaza Hotel, located at 7277 Valjean Avenue, Van Nuys, California 91406, on Friday, August 15, 2014, at 10:00 a.m. Pacific Time. The record date for determining those shareholders eligible to receive notice of, and to vote at, the 2014 Annual Meeting is June 26, 2014.

Additional Information and Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2014 Annual Meeting. On July 7, 2014, Superior filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior's Corporate Secretary at 7800 Woodley Avenue, Van Nuys, CA 91406, by calling Superior at (818) 781-4973, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

July 21, 2014

YOUR VOTE IS IMPORTANT
VOTE THE ENCLOSED WHITE PROXY CARD TODAY!

Dear Fellow Shareholder:

The Board of Directors of Superior Industries International, Inc. urges all shareholders to sign and return the enclosed WHITE proxy card TODAY and vote FOR ALL four of your Board’s highly qualified and very experienced nominees – Paul J. Humphries, James S. McElya, Donald J. Stebbins and Francisco S. Uranga – standing for election at the Annual Meeting of Shareholders to be held on Friday, August 15, 2014. You may also vote by phone or Internet by following the instructions on the enclosed WHITE proxy card. We also urge you to discard any blue proxy card or voting instruction card you receive from GAMCO. Even a WITHHOLD vote with respect to GAMCO’s nominees on its blue proxy card will cancel any proxy previously given to Superior. If you previously signed a blue proxy card sent to you by GAMCO, you can revoke that proxy card and vote for your Board’s recommended nominees by voting a new WHITE proxy card. Only your latest-dated proxy will count.

WE QUESTION THE JUDGMENT OF GAMCO IN FORCING UPON SUPERIOR A COSTLY AND
DISTRACTING PROXY CONTEST THAT SEEKS TO REPLACE THREE
HIGHLY QUALIFIED, EXPERIENCED AND VALUED MEMBERS OF YOUR BOARD

We question the judgment and logic of GAMCO in forcing upon Superior a costly and distracting proxy contest that seeks to replace three highly qualified and valued members of your Board with its own candidates—who have no executive-level manufacturing or relevant automotive industry experience—without providing shareholders with any arguments as to why its candidates are more qualified than Superior’s nominees to address the issues facing Superior. Nor does GAMCO indicate any specific concerns it has with the directors that its proxy contest would seek to replace. GAMCO has not even indicated which of the four nominees recommended by your Board it is seeking to prevent from being elected.

Among the directors that could be forced off your Board by GAMCO’s proxy contest are individuals who are among the newest members of your Board and those with the most extensive automotive industry and public company CEO experience, including Donald J. Stebbins, our President and CEO since May 2014, who brings to your Board over 20 years of experience in the automotive supplier industry, and James S. McElya, the former Chairman and CEO of Cooper Standard Holdings, Inc., who first joined your Board in 2013. GAMCO’s proxy contest could also cause your Board to lose the valued insight and perspectives of Francisco S. Uranga, who joined your Board in 2007 and brings to it extensive expertise in matters relating to business operations in Mexico, including governmental relations and regulatory compliance. Taking into consideration the extent of Superior’s current operations in Mexico and the capital being invested in a new plant in Mexico, Superior believes it is important that it be able to continue to benefit from Mr. Uranga’s extensive expertise and insight with respect to business operations in Mexico.

PLEASE VOTE THE WHITE PROXY CARD TODAY!

WE QUESTION GAMCO’S CHOICE OF NOMINEES TO REPLACE
HIGHLY QUALIFIED, EXPERIENCED AND VALUED MEMBERS OF YOUR BOARD

We question GAMCO’s choice of nominees to replace highly qualified, experienced and valued members of your Board. Not one of GAMCO’s nominees has experience working in the automotive industry, and none of GAMCO’s nominees would bring to Superior’s Board any relevant skills or competencies not already present among the current Board members and its newest nominee. None of GAMCO’s nominees has any experience serving as a director of a public company that is comparable in size to Superior, whether measured by market capitalization, revenues or any other measure, and all three of GAMCO’s nominees for election to the Superior Board have been previously proposed by GAMCO as director nominees at one or more other public companies, none of which is in the automobile industry and none of which is comparable in size to Superior.

•	GAMCO Nominee Walter M. Schenker – In 2007, Mr. Schenker, 67, agreed to a settlement of an SEC enforcement action where he was one of the named defendants in the SEC’s lawsuit. The enforcement action was brought in connection with the SEC’s charge that the defendants violated Section 5 of the Securities Act of 1933 in connection with twenty-six unregistered securities offerings, which are commonly referred to as “PIPEs” (Private Investment in Public Entity). Pursuant to the settlement, Mr. Schenker and the other defendants consented to the entry of a final judgment permanently enjoining them from future violations of Section 5 of the Securities Act of 1933. Mr. Schenker agreed to pay a civil penalty, and the hedge fund he managed agreed to pay over $1 million in disgorgement and prejudgment interest. The settlement with the SEC was reached without Mr. Schenker having to admit or deny the allegations of the SEC’s lawsuit. While GAMCO wants shareholders to believe that Mr. Schenker, a former employee of Gabelli & Company, Inc., has the requisite experience and qualifications to address the challenges that Superior faces in the automotive supply industry, the truth is that he has no experience working in the automotive supply industry, no executive-level manufacturing experience, no experience operating manufacturing businesses in highly competitive global markets, no experience serving as an executive officer of a public company and never served on a public company board of directors until December 2013. Mr. Schenker’s public company board experience is limited to one small public company with annual revenues of less than $50 million.
•	GAMCO Nominee Ryan J. Morris – While GAMCO asserts in its proxy materials that Mr. Morris, 29, has “extensive experience serving on the boards of directors of public companies,” the truth is that Mr. Morris never served on a public company board of directors prior to 2012, his public company board experience is limited to small public companies with market capitalizations of less than $100 million, and he lacks any experience as a director of a public company with annual revenues greater than $100 million, let alone a company of Superior’s size. Mr. Morris also lacks any automotive industry experience.
•	GAMCO Nominee Philip T. Blazek – As is the case with Messrs. Schenker and Morris, GAMCO has not provided any arguments as to how its third director candidate, Mr. Blazek, 46, would bring to your Board any relevant competencies not already present on your Board and why GAMCO believes that Mr. Blazek is more qualified than Superior’s nominees to address the issues facing Superior, particularly given that he has no executive-level manufacturing experience, no experience working in the automotive industry and no experience operating manufacturing businesses in highly competitive global markets. In fact, Mr. Blazek’s public company management experience appears to be limited to serving as the “principal executive officer” of an over-the-counter-traded “public shell” that has no operating business and two employees, including Mr. Blazek. Superior also questions the accuracy of the description of Mr. Blazek’s management experience in

PLEASE VOTE THE WHITE PROXY CARD TODAY!

GAMCO’s proxy statement, which appears to credit Mr. Blazek with more experience than is reflected by the historical record. GAMCO indicates in its proxy statement that Mr. Blazek has “served as the President and Principal Executive Officer of Special Diversified Opportunities Inc. (OTC Markets: SDOI) leading this public company through the sale of its former operating business and the strategic alternatives process to deploy its cash, since May 2013.” However, according to the filings made by Special Diversified Opportunities Inc. with the SEC, Mr. Blazek did not join the company until July 23, 2013, which was after the sale had been completed on July 12, 2013. In addition, Mr. Blazek has never served on the board of directors of a public company. Accordingly, Mr. Blazek has no experience overseeing management, directly developing or implementing strategies to enhance long-term shareholder value or fulfilling the important fiduciary duties owed to shareholders by the directors of a public company. It also appears he lacks the experience related to “leading” a public company through a review of its strategic alternatives that is claimed in the GAMCO proxy statement.

YOUR BOARD BELIEVES THERE ARE
VERY REAL AND STARK DIFFERENCES BETWEEN ITS
HIGHLY QUALIFIED AND VERY EXPERIENCED NOMINEES AND GAMCO’S NOMINEES

We believe that there are very real and stark differences between GAMCO’S nominees and our highly qualified and experienced nominees, Paul J. Humphries, James S. McElya, Donald J. Stebbins and Francisco S. Uranga. We believe our four director nominees have the integrity, knowledge, breadth of relevant and diverse experience and commitment necessary to navigate Superior through the complex, dynamic and highly competitive global business environment in which we operate and to deliver superior value to our shareholders. Each of these nominees was recommended to your Board by the Nominating and Governance Committee and was approved unanimously by your Board. The recommendations of your Board are based on its carefully considered judgment that the experience, record and qualifications of each of its nominees make them the best candidates to serve on the Board. Each of these nominees (with the exception of our CEO) would qualify as an independent director under the NYSE’s independence standards. Of the four nominees being recommended by your Board, only Mr. Uranga was a member of your Board at the time of last year’s Annual Meeting, and, if elected, Messrs. Humphries and McElya would be the newest independent Board members. The nomination of these four candidates shows your Board’s commitment to enhancing its composition with highly qualified, experienced, business leaders with relevant experience, competencies and fresh perspectives that enhance the breadth and depth of your Board.

Consider the following with regard to the four highly qualified candidates recommended by your Board:

•	Paul J. Humphries – President of High Reliability Solutions, a business group at Flextronics International Ltd., a global end-to-end supply chain solutions company that serves the energy, medical, automotive and aerospace and defense markets. Mr. Humphries, 59, brings to your Board extensive experience in the automotive supplier industry and senior level management experience with multinational public companies, as well as expertise in strategy, growth, human resources and global operations.
•	James S. McElya – Chairman of Affinia Group, Inc., a leader in the manufacturing and distribution of automotive replacement products. Mr. McElya, 66, formerly served as the CEO and Chairman of Cooper Standard Holdings Inc. and its principal operating company, Cooper Standard Automotive. Mr. McElya brings to your Board extensive experience in the automotive supplier industry, experience as the chief executive officer of a public company and experience serving on the boards of other public companies.

PLEASE VOTE THE WHITE PROXY CARD TODAY!

•	Donald J. Stebbins – President and Chief Executive Officer of Superior since May 5, 2014. Mr. Stebbins, 56, was previously Chairman, President and Chief Executive Officer of Visteon Corporation, a publicly-traded global supplier of automotive systems, modules and components to global automotive original equipment manufacturers that was spun off from the Ford Motor Company in 2000. He earlier served as President and Chief Operating Officer of operations in Europe, Asia and Africa for Lear Corporation, a publicly-traded supplier of automotive seating and electrical distribution systems. Mr. Stebbins brings to your Board more than 27 years of leadership experience in global operations and finance, including over 20 years of experience in the automotive supplier industry.
•	Francisco S. Uranga – Corporate Vice President and Chief Business Operations Officer for Latin America at Taiwan-based Foxconn Electronics, Inc., the largest electronic manufacturing services company in the world. Previously, Mr. Uranga, 50, served as Secretary of Industrial Development for the state government of Chihuahua, Mexico and earlier was Deputy Chief of Staff and then Chief of Staff for Mexican Commerce and Trade Secretary Herminio Blanco, where he actively participated in implementing the North American Free Trade Agreement and in negotiating key agreements for the Mexican government as part of the country's trade liberalization. Mr. Uranga brings to the Board extensive expertise in matters relating to business operations in Mexico and elsewhere in Latin America, including governmental relations and regulatory compliance.

SUPPORT YOUR BOARD’S HIGHLY QUALIFIED NOMINEES
BY VOTING THE WHITE PROXY CARD TODAY

Your vote is important, no matter how many shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to protect your investment in Superior by completing, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. You may also vote by phone or Internet by following the instructions on the enclosed WHITE proxy card. Please do not return or otherwise vote any blue proxy or voting instruction card sent to you by GAMCO.

On behalf of your Board of Directors, we thank you for your continued support. We look forward to reporting our continued progress to you.

Sincerely,

/s/ Margaret S. Dano Margaret S. Dano Chairman of the Board of Directors	/s/ Donald J. Stebbins Donald J. Stebbins President, Chief Executive Officer and Director

PLEASE VOTE THE WHITE PROXY CARD TODAY!

Forward-Looking Statements

This letter contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to expectations, plans or prospects for Superior that are based upon the current expectations and beliefs of Superior’s management. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. These statements relate to, without limitation, the anticipated proxy contest by GAMCO Asset Management, Inc. and the other participants in its solicitation. Such statements are based on current expectations, estimates and projections about Superior’s business based, in part, on assumptions made by management. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed or implied by such forward-looking statements. Those risks and uncertainties include, but are not limited to, risks related to the actions of GAMCO and other activist shareholders, including the amount of related costs incurred by Superior and the disruption caused to Superior’s business activities by these actions, general automotive industry and market conditions and growth rates, foreign competition as well as general domestic and international economic conditions. Other risks and uncertainties that may cause actual events to differ materially from the statements we have made herein are identified and described in more detail in Superior’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 29, 2013, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and its other filings in connection with the 2014 Annual Meeting of Shareholders. The forward-looking statements in this letter are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Superior does not expect to, and disclaims any obligation to, publicly update, amend or clarify any forward-looking statements whether as a result of new information, future events or otherwise. Superior, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Important Additional Information And Where To Find It

Superior Industries, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2014 Annual Meeting. On July 7, 2014, Superior filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) and definitive form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior's Corporate Secretary at 7800 Woodley Avenue, Van Nuys, CA 91406, by calling Superior at (818) 781-4973, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

PLEASE VOTE THE WHITE PROXY CARD TODAY!

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

PLEASE VOTE THE WHITE PROXY CARD TODAY!